As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EASON EDUCATION KINGDOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	8200	88-0435998
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Eason Education Kingdom Holdings, Inc.

Millennium City 1, No. 388 Kwun Tong Road

Kwun Tong, Kowloon, Hong Kong

+852 2111-0810

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Law Wai Fan

President and Chief Executive Officer

Eason Education Kingdom Holdings, Inc.

Millennium City 1, No. 388 Kwun Tong Road

Kwun Tong, Kowloon, Hong Kong

+852 2111-0810

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	1,875,000	(2)	$0.40	(2)	$750,000	$75.52
Common Stock, par value $0.001 per share	125,500,000	(3)	$0.40	(4)	$50,200,000	$5,085.35
TOTAL	127,375,000		$0.40		$50,950,000	$5,160.87

______________

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3)

This registration statement also covers the resale under a separate resale prospectus (the "Resale Prospectus") by the selling stockholders of the Registrant of up to 125,500,000 shares of common stock, $0.001 par value per share (the "Common Stock").

(4)

This offering price has been estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the common stock of the Company as reported on the OTCQB on July 21, 2016.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED August  4, 2016

1,875,000 OF COMMON STOCK OFFERED BY EASON EDUCATION KINGDOM HOLDINGS, INC.

125,500,000 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 1,875,000 of our common stock, and (ii) the resale by certain selling stockholders of Eason Education Kingdom Holdings, Inc. of up to 125,500,000 shares of common stock held by selling stockholders of Eason Education Kingdom Holdings, Inc. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 1,875,000 shares of common stock at a fixed price of $0.40 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares. This Prospectus will permit our President, Law Wai Fan to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares he may sell. Ms. Law will sell the shares and intends to offer them to friends, family members and business acquaintances. Ms. Law will not sell any of her respective shares until the Company sells all of the 1,875,000 shares in its offering. In offering the securities on our behalf, Ms. Law will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.40 per share for the duration of the offering, which is a period of 16 months from the effective date of this prospectus.

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc., under the symbol "EKKHC." The shares of our common stock registered hereunder are being offered for sale by Selling Security Holder at prices established on the OTCBB during the term of this offering. On July 21, 2016, the closing price of our common stock was $0.40 per share. These prices will fluctuate based on the demand for our common stock.

Each of the selling stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds to be received by the selling stockholders is $50,200,000 assuming that the selling shareholders sell all 125,500,000 shares they are collectively offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page 7 of this prospectus.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company", "we", "our", "us", "Eason Education Kingdom Holdings" refer to Eason Education Kingdom Holdings, Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

Eason Education Kingdom Holdings, Inc. is a development stage company. Our executive offices are located at Millennium City 1, No. 388 Kwun Tong Road, Kowloon, Hong Kong, and our telephone number is +852 2111-0810. We were incorporated under the laws of the state of Nevada on July 1, 1999. We plan to establish education centers in China that provide a high quality, comprehensive six-year education plan beginning at birth with fundamental training and ending with kindergarten education. For the very youngest children, we will provide nursery services and fundamental training. We expect offer purposeful, play-based art classes and playgroups that address the educational, physical, social, emotional and personal development to older children. Our plan will culminate with kindergarten classes that will address literacy, mathematics, and the other early years foundation stage ("EYFS") areas of focus. As part of our services, we will also provide educational consultation services to assist families in placing their children in desirable elementary schools. Enrolled children will be guaranteed placement in our kindergarten.

We expect to establish our first location at Xian province. We believe that the provinces of Xian, Jiangmen and Foshan are desirable locations and we intend to explore the development or acquisitions of additional educational centers in those regions after the establishment of the Xian education center. We expect our education centers to vary in size and the specific services offered.

Our education centers will seek to develop the following seven areas of development through planned, purposeful play and through a mix of adult-led and child-initiated activity:

•

Communication and language development: giving children opportunities to experience a rich language environment; to develop their confidence and skills in expressing themselves; and to speak and listen in a range of situations.

•

Physical development: providing opportunities for young children to be active and interactive; and to develop their co-ordination, control, and movement. Children must also be helped to understand the importance of physical activity, and to make healthy choices in relation to food.

•

Personal, social and emotional development: helping children to develop a positive sense of themselves, and others; to form positive relationships and develop respect for others; to develop social skills and learn how to manage their feelings; to understand appropriate behaviour in groups; and to have confidence in their own abilities.

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•

Literacy development: encouraging children to link sounds and letters and to begin to read and write. Children must be given access to a wide range of reading materials (books, poems, and other written materials) to ignite their interest.

•

Mathematics: providing children with opportunities to develop and improve their skills in counting, understanding and using numbers, calculating simple addition and subtraction problems; and to describe shapes, spaces, and measures.

•

Understanding the world: guiding children to make sense of their physical world and their community through opportunities to explore, observe and find out about people, places, technology and the environment.

•

Expressive arts and design: enabling children to explore and play with a wide range of media and materials, as well as providing opportunities and encouragement for sharing their thoughts, ideas and feelings through a variety of activities in art, music, movement, dance, role-play, and design and technology.

With respect to the youngest children, we expect to focus strongly on the three prime areas of communication and language development, physical development and personal, social and emotional development, which are the basis for successful learning in the other four areas. We believe that the three prime areas reflect the key skills and capacities all children need to develop and learn effectively, and become ready for school. We expect the balance to shift towards a more equal focus on all areas of learning as children grow in confidence and ability within the three prime areas.

We expect to implement ongoing assessments of a child's progress at our playgroup and art centers. Not only will assessment be important in recognizing a child's progress and understanding the child's needs, we expect the results of such assessments to impact the activities planned and support provided to each child by us.

To the extent permissible under PRC and local law, we expect to be guided by the safeguarding and welfare requirements set forth by the EYFS in the operation of our centers. These requirements address the specifics of safeguarding children, ensuring the suitability of adults who have contact with children, appropriate teacher-child ratios, promoting good health, behavior management and record maintenance, and policies and procedures.

Certain Information about this Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$0.40	Not Applicable	$75,000	$375,000	$750,000

Totals	$0.40	Not Applicable	$75,000	$375,000	$750,000

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In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $0.40 per share, for the duration of the offering, until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds to be received by the selling stockholders is $50,200,000 assuming that the selling shareholders sell all 125,500,000 shares they are collectively offering.

Law Wai Fan serves as our President, Cheng Nin Ning serves as our Chief Financial Officer, and Chu Kin Hon serves as our sole director. We are a development stage company that has generated no revenues and has had limited operations to date. For the fiscal year ended March 31, 2015, we incurred a net loss of $27,741 and an accumulated deficit of $520,843. As of March 31, 2016 we had total assets of $153 and total liabilities of $107,278. We have sold and issued an aggregate of 310,868,500 shares of our common stock since our inception through the date of this Prospectus. 208,813,213, or 67.2%, of the 310,868,500 shares are held by our sole director, Chu Kin Hon.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements as of December 31, 2015. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Offering

Securities offered:	We are offering up to 1,875,000 of our common stock. The selling stockholders are hereby offering up to 125,500,000 shares of our common stock.

Offering price:	The selling stockholders will offer and sell their shares of common stock at a fixed price of $0.40 per share, and thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	310,868,500

Shares outstanding after offering:	312,743,500

Market for the common shares:

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol "EKKH."

There is no assurance that a significant trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 1,875,000 shares (after deducting estimated offering expenses payable by us) for professional fees, employee salaries, further development of our website, administration expenses, and marketing and advertising. See "Use of Proceeds" on page 13 for more information on the use of proceeds. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 125,500,000 shares of common stock under this prospectus.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial our audited financial statements for the fiscal year ended December 31, 2015, and our unaudited financial statements for the fiscal quarter ended March 31, 2016. Our working capital as at March 31, 2016 was $219,222.

March 31, 2016
Financial Summary
Cash and Deposits	$153
Total Assets	$310,653
Total Liabilities	$107,278
Total Stockholder's Equity	$203,375

For the Three Months Ended March 31, 2015
Consolidated Statements of Operations
Total Operating Expenses	$27,741
Net Loss for the Period	$(27,741)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2015 were prepared assuming that we will continue our operations as a going concern. We were incorporated on July 1, 1999 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

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The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

Funds raised in this offering may not be sufficient to fund our planned operations and may not cover the costs of the offering. We are offering a maximum of 1,875,000 shares of our common stock at $0.40 per share, however there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $520,843 from our inception on July 1, 1999 to December 31, 2015 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2017. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on July 1, 1999. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on garnering students. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our child education business, garnering students, and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

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The child educational business in China is extremely competitive, and if we are not able to compete successfully against other child education businesses in China, both large and small, we will not be able operate our business and investors will lose their entire investment.

The child educational business in China is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the child educational business in China have substantial competitive advantages than we have, including:

•	longer operating histories;
•	significantly greater financial, technical and marketing resources;
•	greater brand name recognition;
•	better advertising and marketing;
•	existing customer bases; and
•	commercially accepted education programs.

Our competitors may be able to respond more quickly to new or emerging methods and changes in the child educational business in China and devote greater resources to identify, develop and market new educational programs, and better market and sell their educational programs than we can.

The loss of the services of Law Wai Fan, our President and Chief Executive Officer, Cheng Kin Ning, our Chief Financial Officer, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our child education business and the marketing of our prospective business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Law Wai Fan, Cheng Kin Ning, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We are a development stage, independent child education business, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage, child education business, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists of one person, Law Wai Fan, our President and Chief Executive Officer.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

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Our failure to protect our intellectual property may significantly impair our competitive advantage.

Our success and ability to compete depend in large part upon protecting our proprietary intellectual property. We rely on a combination of trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

The audit report included in this Annual Report was prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as a result, you are deprived of the benefits of such inspection

The independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the "PCAOB", is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditors are not currently inspected by the PCAOB.

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections in China prevents the PCAOB from regularly evaluating our auditor's statements, audits and quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor's quality control and audit procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC "reporting company" in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys' fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

While our shares of common stock are not quoted on the OTCQB tier of the OTC Markets Group, Inc., there is presently no meaningful demand for our common stock and virtually no public market exists for the shares being offered in this prospectus. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 1,875,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 1,875,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds. If that happens, you will lose your investment and your funds will be used to pay creditors.

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Our common stock is subject to the "penny stock" rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 350,000,000 shares of common stock and 175,000,000 shares of preferred stock. As of the date of this prospectus, the Company had 310,868,500 shares of common stock, and no shares of preferred stock, issued and outstanding. Accordingly, we may issue up to an additional 39,131,500 shares of common stock and 175,000,000 shares of preferred stock. The future issuance of common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, Chu Kin Hon, our sole director beneficially owns 208,813,213 shares of our common stock in the aggregate, or 67.1% of our issued and outstanding shares of common stock. As a result, our sole director, alone, will have significant influence to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our sole director, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole director, or the prospect of these sales, could adversely affect the market price of our common stock. Our sole director's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Law Wai Fan, who will receive no commissions. She will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

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In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 1,875,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 1,875,000 shares offered at a public offering price of $0.40 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $4,726 for legal, accounting, printing and other costs in connection with this offering (see "Other Expenses of Issuance and Distribution" in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $750,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1)(2):	$187,500	$375,000	$562,500	$750,000

General and Administrative	$5,000	$18,000	$18,000	$18,000
Legal and Accounting	$45,000	$45,000	$45,000	$45,000
Travel	$15,000	$48,000	$48,000	$48,000
Rent	$25,000	$36,000	$36,000	$36,000
Sales and Marketing	$22,500	$50,000	$61,250	$120,000
Educational Materials	$20,000	$40,000	$108,000	$108,000
Furniture	$10,000	$28,000	$60,000	$60,000
Salaries and Consulting	$40,000	$100,000	$141,250	$225,000
Remodeling	$5,000	$10,000	$45,000	$90,000
Totals	$187,500	$375,000	$562,500	$750,000

____________

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Our offering expenses are estimated to be $4,726, and we plan to pay the balance of offering expenses from cash on hand.

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The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 1,875,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of $750,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

The priority of the use of proceeds from this offering are (1) legal and accounting, (2) salaries and consulting, (3), educational materials (4) rent, (5) sales and marketing, (6) remodeling costs, (7) general and administrative, (8) furniture, and (9) travel.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 1,875,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 125,500,000 common shares being offered for sale by the selling stockholders, which 125,500,000 shares of our common stock may be offered and sold from time to time by the selling stockholders. The selling shareholders will sell our shares at $0.40 per share until our shares are quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 10 selling stockholders consists of 125,500,000 of our common stock, $0.001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 310,868,500 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

Chu Kin Hon (1)	208,823,213	25,000,000	183,823,213	59.43%
Rong Jie Hua	25,000,000	25,000,000	0	0.00%
He Xue Qi (3)	25,000,000	25,000,000	0	0.00%
Tan Zhi Yong	25,000,000	25,000,000	0	0.00%
Xuan Jia Ye	25,000,000	25,000,000	0	0.00%
Chen Ying Hua	100,000	100,000	0	0.00%
Chen Qun	100,000	100,000	0	0.00%
Cai Hui Xian	100,000	100,000	0	0.00%
Li Xing Mei	100,000	100,000	0	0.00%
Liang Ming Jin	100,000	100,000	0	0.00%
TOTALS	309,323,213	125,500,000	183,823,213

____________

(1)	Director.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

DILUTION

The price of our offering our offering of 1,875,000 shares is fixed at $0.40 per share. This price is significantly higher than the average approximately $0.10 price per share paid by the selling stockholders for the 125,500,000 shares of common stock they are reselling.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2015, the net tangible book value of our shares of common stock was $231,116 or $0.0007 per share based upon 310,868,500 shares outstanding.

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Existing Stockholders if all of the Shares are Sold

Price per share	$0.40
Net tangible book value per share before offering	$231,116
Potential gain to existing shareholders	$745,505
Potential gain to existing shareholders net of offering expenses	$740,373
Net tangible book value per share after offering	$0.0031
Increase to present stockholders in net tangible book value per share after offering	$0.0024
Capital contributions	$750,000
Number of shares outstanding before the offering	310,868,500
Number of shares after offering held by existing stockholders	183,823,213
Percentage of ownership after offering

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.40
Book value per share after offering	$0.0031
Dilution per share	$.39
Capital contributions	$750,000
Percentage of capital contributions	50.87
Number of shares after offering held by public investors	312,743,500
Percentage of ownership after offering	0.60

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.40
Book value per share after offering	$0.0025
Dilution per share	$.39
Capital contributions	$562,500
Percentage of capital contributions	43.72
Number of shares after offering held by public investors	312,274,750
Percentage of ownership after offering	0.45

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Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.40
Book value per share after offering	$0.0019
Dilution per share	$.39
Capital contributions	$375,000
Percentage of capital contributions	34.12
Number of shares after offering held by public investors	311,806,000
Percentage of ownership after offering	0.30

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.40
Book value per share after offering	$0.0013
Dilution per share	$.39
Capital contributions	$187,500
Percentage of capital contributions	20.57
Number of shares after offering held by public investors	311,337,250
Percentage of ownership after offering	0.15

PLAN OF DISTRIBUTION

Plan of Distribution for the Company's Initial Public Offering of 1,875,000 Shares of Common Stock

Eason Education Kingdom Holdings, Inc. has 310,868,500 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 1,875,000 shares of its common stock for sale at the price of $0.40 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Law Wai Fan will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Ms. Law is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

Ms. Law will sell the 1,875,000 shares of its common stock and intends to offer them to friends, family members and business acquaintances. Ms. Law will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Law is not, nor has been, within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Law will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Law will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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Eason Education Kingdom Holdings, Inc. will receive all proceeds from the sale of the 1,875,000 shares being offered. The price per share is fixed at $0.40 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.40 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Eason Education Kingdom Holdings, Inc. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Eason Education Kingdom Holdings, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of125,500,000Shares by the Selling Stockholders

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Markets, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

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In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 350,000,000 shares of common stock, $0.001 par value per share, of which 310,868,500 shares are issued and outstanding as of the date of hereof, and (ii) 175,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued or outstanding as of the date hereof.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 310,868,500 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

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Preferred Stock

We are authorized to issue up to 175,000,000 shares of our preferred stock. As of the date hereof, the Company had no shares of its preferred stock issued or outstanding. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We have orally agreed with each of the stockholders selling stockholders reselling an aggregate of 125,500,000 shares of common stock under this prospectus to register each selling stockholder's shares of common stock under the Registration Statement under Securities and Exchange Commission Form S-1 of which this prospectus forms a part.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer Corp. of Henderson, Nevada. Their address is 2469 Fort Union Blvd #214, Cottonwood Heights, Utah 84121. Action Stock Transfer Corp.'s telephone number is (801) 274-1099.

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Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the "Nevada Law") provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation's articles of incorporation unless a provision in the Company's Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a "Covered Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person's conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys' fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

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Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person's status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Eason Education Kingdom Holdings, Inc. was incorporated on July 1, 1999, under the laws of the State of Nevada, under the name "Han Logistics, Inc." We changed our name to "Eason Education Kingdom Holdings, Inc." on August 6, 2015. From our formation on July 1, 1999 until December 1, 2015, we were engaged in the business of namely the development, marketing and delivering of logistical analysis, problem solving and other logistics services and general business services. Amee Han Lombardi served as President, Secretary, Treasurer and a director from July 1, 1999 until her resignation on February 13, 2015. Michael Vardakis served as a director from April 19, 2012 until his resignation on February 13, 2015. On February 13, 2015, Kin Hon Chu was appointed a director, Law Wai Fan was appointed Chief Executive Officer, Cheng Kin Ning was appointed Chief Financial Officer, and Marie Huen Lai Chun was appointed Chief Operating Officer. Our business offices are currently located at Millennium City 1, No. 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong.

The Company does not have any current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reporting company.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger following this offering.

We are a development stage company and currently have no revenues or significant assets. At December 31, 2015, our total current assets were $312,394 and our total current liabilities were $81,278. Our net profits for the fiscal year ended December 31, 2015 was $167,575 which was comprised of $69,384 operation loss and $236,959 gain on release of liabilities.

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Change in Control

On February 12, 2015, Michael Vardakis, then our major shareholder, entered into a Stock Purchase Agreement with Kin Hon Chu wherein Mr. Vardakis sold 8,813,225 shares of the Company's common stock, representing approximately 85% of all issued and outstanding shares. The aggregate purchase price paid was $400,000. In connection with such change of control occurred, we have shifted our business plan to focus on providing high quality fundamental training and pre-school and kindergarten education to children six years and under. We expect to offer a comprehensive six-year educational plan based upon the early years formation stage guidelines published by the Department for Education of the United Kingdom in September 2014. Our plan will be implemented through playground and art centers for pre-kindergarten children and kindergarten classes for children entering kindergarten. We expect to establish our first location at Xian province and thereafter expand to Foshan and Jiangmen provinces. Our locations will vary in size and the specific services offered.

Private Placement

On October 8, 2015, we closed an offering wherein we offered and sold an aggregate of 300,500,000 shares of common stock to 10 offerees, at a purchase price of $0.001 per share, for aggregate proceeds of $300,500. Our sole director, Chu Kin Hon, participated in the offering and purchased 200,000,000 of the 300,500,000 shares offered, on the same terms and conditions as offered to the other investors, for an aggregate purchase price of $200,000. In making the offer and sale of the shares of common stock, the Company relied upon the exclusion from registration under the Securities Act of 1933, as amended (the "Securities Act"), afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act, as a transaction where the offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., and where offering restrictions were implemented. No finders fees or commissions were paid in connection with the offering. We expect to use the proceeds of the offering to establish our education centers located in the Xian province of China.

Education Systems in China

The central government in the Peoples Republic of China (the "PRC"), through the Ministry of Education, manages education in the PRC at a macro level, and is responsible for carrying out related laws, regulations, guidelines and policies of the central government; planning development of the education sector; integrating and coordinating educational initiatives and programs nationwide; maneuvering and guiding education reform countrywide. To a large degree, the provincial governments are left to implement basic education through development of teaching plans to supplement the required coursework from the central Ministry of Education and the funding of basic education in poorer areas. Provincial level governments have the main responsibilities for implementing basic education on a day-to-day basis.

The PRC provides the following forms of academic education:

Type of Education	Age
Pre-kindergarten	0-3
Kindergarten	4-6
Primary education	6-12
Junior secondary education	12-15
Senior secondary education	16-18
Higher education	9 and above
Vocational education	12 and above
Adult education	18 and above
Special education

Under China's Compulsory Education Law, nine years of education (grades 1 through 9) is compulsory and provincial and local governments are required to take the necessary steps to ensure that all students receive at least the required nine years of education. Primary education generally is six years (grades 1 through 6), junior middle school is three years (grades 7-9), and senior middle school is three years (grades 10-12). Children generally begin primary school at the age of six.

Prior to primary school, children attend kindergarten and or participate in other programs targeted toward pre-kindergarten aged children. In cities and towns, kindergartens usually offer three years of schooling and are either full-time or part-time. In rural areas, kindergartens are usually in the form of a nursery with one year of schooling. In rural areas, some kindergartens operate seasonally.

Education is funded by a variety of sources: schools directly controlled by the central government are generally funded from the central financial pool; schools controlled by local governments are supported by local governments, the central government, and fund raising projects initiated by these schools themselves; schools sponsored by township and village governments and by public institutions are mainly financed by the sponsor institutions and subsidized by local governments; private schools are funded by sponsors (including collecting tuition from students and soliciting contributions).

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We believe that the PRC is under pressure to reform and develop its education system. On July 29 2010, the Ministry of Education released guidelines for middle and long-term educational reform and development over the next 10 years. According to the guidelines, the PRC hoped to increase kindergarten enrollment from 27 million in 2009 to 34 million in 2015 and 40 million by 2020. The guidelines further specified that enrollment in kindergarten at three years prior to compulsory education is targeted to be at 60% in 2015 and 70% by 2020. Enrollment in kindergarten at one year prior to compulsory education is targeted to be at 85% in 2015 and 95% by 2020. To reach these development targets, government expenditure in the sector is budgeted to increase with more financial support provided to students living in rural areas and areas of ethnic minorities.

On March 5, 2014, the second session of the 12th National People's Congress concluded that the PRC government will set education as a strategic priority with a focus to promote equitable education development, with continued increment of educational resource investments. We believe that the government is expected to deepen the comprehensive reform of the education, to actively reform the examination and enrollment system, encourage the development of private schools and accelerate the construction of a modern employment-oriented vocational education system.

Data released from the report of Ministry of Education entitled The Central and Local Budgets Report for 2015 in June 2014 show that China has been steadily increasing its spending to support its educational priorities. The gross domestic education expenditure of the PRC in 2014 was RMB 410.19 billion, representing an increase of 8.2% from the prior year's budget. (Source:http://news.china.com.cn/2015lianghui/2015-03/06/content_34975795_2.htm). According to the Ministry of Education, China's spending on preschool education in 2012 reached 74.8 billion yuan (11.9 billion U.S. dollars), showing an average annual increase of 49% each year from the 13.3 billion yuan spent in 2008. The report noted that the ratio of government spending on preschool education as compared to all educational investment increased at a higher rate than spending related to high school, college and vocational education. The Ministry stated that the heightened support focuses on providing preschool teaching for children from impoverished families, those in underdeveloped rural areas as well as the children of migrant workers in cities. The Ministry of Education further stated that the government intends to expand coverage of government sponsored kindergartens as well as private charitable kindergartens as a key measure to strengthen preschool education.

Kindergartens can be operated by government bodies and private operators. According to a report titled "Education in China" issued by KPMG in October 2010, about 134,000 kindergartens operated in China in 2008, of which 61% were run privately. According to the Ministry of Education, the number of public kindergartens shrank from 60,854 to 50,603 while the number of registered private kindergartens jumped from 55,536 to 83,119 from 2003 to 2008. During the same period, enrollment at public kindergartens decreased from 15.2 million to 14.9 million, while enrollment at private kindergartens increased from 4.8 million to 9.8 million. In 2008, the average national gross enrollment rate of kindergarten education was 44.6 (55.6% for urban areas and 35.6% for rural areas). The national plan has set the long-term target at 83.5% by 2020.

According to the 2015 Credit Suisse Emerging Consumer Survey, Chinese consumers devote 5% of their monthly spending to educational expenses. Due to the one child policy, we believe that many parents are willing to invest in their child's early education in order to gain advantage from the start. We believe that this presents great market demand for quality, private preschool facilities such as our education centers.

Our Educational Philosophy

We believe that:

•	every child is a unique child, who is constantly learning and can be resilient, capable, confident and self-assured;
•	children learn to be strong and independent through positive relationships;
•

children learn and develop well in enabling environments, in which their experiences respond to their individual needs and there is a strong partnership between practitioners and parents and/or care givers; and

•	children develop and learn in different ways and at different rates.

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We believe that planned, purposeful play is essential for the development and confidence of a child as it allows children to explore, think about problems, and relate to others. We expect children to learn by leading their own play, and by taking part in play that is guided by adults. As children grow older, and as their development allows, we expect the balance of play to gradually shift towards more activities led by adults, to help children prepare for more formal learning.

In designing and operating our education centers, we expect to be guided by the early years foundation stage guidelines published by the Department for Education of the United Kingdom in September 2014, or the EYFS, which set forth standards for the learning and development of children from birth to five and for safeguarding children and promoting their welfare. The EYFS learning and development requirements cover:

•	the areas of learning and development which must shape activities and experiences (educational programs) for children in all early years settings;
•	the early learning goals that providers must help children work towards (the knowledge, skills and understanding children should have at the end of the academic year in which they turn five); and
•	assessment arrangements for measuring progress (and requirements for reporting to parents and/or care givers).

The safeguarding and welfare requirements cover the steps that providers must take to keep children safe and promote their welfare. We believe that the EYFS sets forth robust standards for providing a high quality preschool education and that adhering to the EYFS will provide us with a competitive advantage over other providers of preschool education.

Our education centers will seek to develop the following seven areas of development through planned, purposeful play and through a mix of adult-led and child-initiated activity:

•

Communication and language development: giving children opportunities to experience a rich language environment; to develop their confidence and skills in expressing themselves; and to speak and listen in a range of situations.

•

Physical development: providing opportunities for young children to be active and interactive; and to develop their co-ordination, control, and movement. Children must also be helped to understand the importance of physical activity, and to make healthy choices in relation to food.

•

Personal, social and emotional development: helping children to develop a positive sense of themselves, and others; to form positive relationships and develop respect for others; to develop social skills and learn how to manage their feelings; to understand appropriate behaviour in groups; and to have confidence in their own abilities.

•

Literacy development: encouraging children to link sounds and letters and to begin to read and write. Children must be given access to a wide range of reading materials (books, poems, and other written materials) to ignite their interest.

•

Mathematics: providing children with opportunities to develop and improve their skills in counting, understanding and using numbers, calculating simple addition and subtraction problems; and to describe shapes, spaces, and measures.

•

Understanding the world: guiding children to make sense of their physical world and their community through opportunities to explore, observe and find out about people, places, technology and the environment.

•

Expressive arts and design: enabling children to explore and play with a wide range of media and materials, as well as providing opportunities and encouragement for sharing their thoughts, ideas and feelings through a variety of activities in art, music, movement, dance, role-play, and design and technology.

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With respect to the youngest children, we expect to focus strongly on the three prime areas of communication and language development, physical development and personal, social and emotional development, which are the basis for successful learning in the other four areas. We believe that the three prime areas reflect the key skills and capacities all children need to develop and learn effectively, and become ready for school. We expect the balance to shift towards a more equal focus on all areas of learning as children grow in confidence and ability within the three prime areas.

We expect to implement ongoing assessments of a child's progress at our playgroup and art centers. Not only will assessment be important in recognizing a child's progress and understanding the child's needs, we expect the results of such assessments to impact the activities planned and support provided to each child by us.

To the extent permissible under PRC and local law, we expect to be guided by the safeguarding and welfare requirements set forth by the EYFS in the operation of our centers. These requirements address the specifics of safeguarding children, ensuring the suitability of adults who have contact with children, appropriate teacher-child ratios, promoting good health, behavior management and record maintenance, and policies and procedures.

Our Centers and Kindergartens

We expect to establish education centers that provide a high quality, comprehensive six-year education plan beginning at birth with fundamental training and ending with kindergarten education. For the very youngest children, we will provide nursery services and fundamental training. We expect offer purposeful, play-based art classes and playgroups that address the educational, physical, social, emotional and personal development to older children. Our plan will culminate with kindergarten classes that will address literacy, mathematics, and the other EYFS areas of focus. As part of our services, we will also provide educational consultation services to assist families in placing their children in desirable elementary schools. Enrolled children will be guaranteed placement in our kindergarten.

We expect to establish our first location at Xian province. We believe that the provinces of Xian, Jiangmen and Foshan are desirable locations and we intend to explore the development or acquisitions of additional educational centers in those regions after the establishment of the Xian education center. We expect our education centers to vary in size and the specific services offered.

Our Playgroups and Art Classes

Our education centers will offer playgroups that provide fundamental education through purposeful play in substantial accordance with the EYFS. We intend to offer playgroups to children from birth to three years old and expect playgroups to meet for 24 classes, each class being a one-hour period. We also intend to provide a variety of art and enrichment classes such as drawing, cooking, and music to children from birth to 6 years old. Our art and enrichment classes will be one hour in duration. We expect to provide a nursery for the very young children from 9 a.m. to 4 p.m.

On average, we expect to offer four art and playgroups classes per day. We anticipate that each child will attend a minimum of one art class or participate in one playgroup twice per week. We expect the cost of each class and playgroup to range from approximately $15.35 to approximately $38.38 per hour, depending on the number of students and the materials used in class. The price of each class and playgroup will vary based upon the location of the center offering such classes and the materials cost. In Xian, we expect playgroups and art classes to range from 100 renminbi to 150 renminbi (approximately $23) per hour. We believe that each center will be staffed by six to eight art/playgroup teachers with the capacity to serve approximately 350 students per month.

In general, we anticipate that we will require approximately 3 to 6 months to establish an education center offering art classes and playgroups. During this initial period, we will focus on securing a facility, obtaining all relevant permits, hiring personnel and engaging in activities necessary to commence operations. We expect to begin marketing efforts only after our facility is operational. We hope to begin enrolling students shortly after the commencement of our marketing efforts. We hope to recover our investment after approximately one year of operations.

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Our Kindergartens

In the PRC, we expect to offer kindergarten classes to children between 4-6 years of age. Our kindergarten will operate in compliance with PRC regulations and follow the curriculum mandated by the PRC Ministry of Education. As such, we expect our kindergarten to operate during the hours of 9 a.m. to 4 p.m. and use standardized materials mandated by the Ministry of Education.

On average, we expect each education center to offer four kindergarten classes. Each class will have approximately 30 students and will be taught by two teachers and one teaching assistant. We expect to assess approximately 2,000 renminbi (approximately $307) to 3,000 renminbi (approximately $461) per month per student. The price of each class will vary based upon the location of the center. In Xian, we expect kindergarten classes to cost approximately 2,500 renminbi (approximately $384) per month.

In general, we anticipate that we will require approximately 9 to 12 months to establish our kindergarten. During this initial period, we will focus on securing a facility, obtaining all relevant permits, hiring personnel and engaging in activities necessary to commence operations. We expect to begin marketing efforts only after our facility is operational. We hope to begin enrolling students shortly after the commencement of our marketing efforts. We hope to recover our investment after approximately three to four years of operations.

Our Xian Location

We have identified a 4,000 square feet location in Xian for lease and expect to commence operations September 2016. Initially, we expect our education center to offer four art classes and or playgroups per day. We hope to enroll approximately 100 art and playgroup center students by the end of 2016. We expect our art and playgroup centers to achieve profitability by after twelve months of operation.

We are in the process of obtaining relevant approvals to operate kindergarten classes at our Xian location. We expect to begin offering kindergarten classes by the first calendar quarter of 2017. We expect to offer four kindergarten classes and have approximately 100 students by the end of 2017. By the end of 2018, we hope to offer 6-7 kindergarten classes with approximately 200 enrolled students. We expect our kindergartens to achieve profitability after three to four years of operations.

Near-Term Requirements for Additional Capital

For the immediate future, we intend to focus on our near-term goal of establishing our education center located in Xian province. We believe that we can finance all costs associated with the establishment and operation of our Xian education center through the proceeds derived from our October 2015 private placement. We expect to finance the establishment or acquisition of additional education centers through sales of our securities to existing shareholders and loans from existing shareholders or financial institutions.

We are subject to all of the risks inherent in a pre-revenue educational company. We hope to enroll approximately 100 art and playgroup center students by the end of 2016 and have our art and playgroup centers achieve profitability by after twelve months of operation. By the end of 2018, we hope to offer 6-7 kindergarten classes with approximately 200 enrolled students and have our kindergartens achieve profitability after three to four years of operations.

There can be no assurance that that we will ever be successful in our preschool and kindergarten education business.

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Marketing

We expect to employ sales persons to market our art and playgroup centers and our kindergartens by way of the following methods: (i) through direct solicitations at popular local destinations such as supermarkets, post offices and banks; (ii) through cold calls, fliers or coupons; (iii) through various internet links and search engines; and (iv) hosting conferences featuring famous or reputable educational experts and or attending third party conferences and events conferences where we invite teachers, students and their families to learn about our services. We expect to begin enrolling children within one or two weeks after we begin our direct solicitations and other marketing efforts.

In the future, we hope to be able to attract users by reputation and referrals from current students.

Customers

We do not expect to enter into long-term agreements with our customers. We do expect, however, for our customers to purchase up to six months of classes in advance. We also expect to offer price concessions for customers that purchase one year of classes in advance.

Competition

The preschool and kindergarten education business is highly competitive and fragmented among individuals, partnerships and private entities. We compete with a number of PRC companies of various sizes ranging from local to national in scope. Many of our competitors are larger, more established companies, and include nationwide franchises such as Xing Ai Bei, Dong Fang Ai Bei and Rei Xing Bei. These larger, more established companies may have diverse businesses and may possess greater financial, marketing, or other resources than we have. We also compete with companies that may specialize in one or more of the services that we offer through our education centers such as preschool only centers, kindergartens, entities that specialize in education consulting, and entities that offer art classes or playgroups to children six and under.

Although we may compete against large sophisticated owners and operators, owners and operators of any size can provide effective competition for preschool and kindergarten education. There are many new local companies that are entering the educational market in the PRC and may offer products and services at lower costs to build up their market share.

Seasonality

We expect revenue derived from our kindergarten to increase as the school year begins, with a lull during summer vacation. We do not expect income derived from our playgroup and art centers to be seasonal, but we do expect inclement weather conditions such as snow or heavy rains to affect adversely attendance, which would impact our revenue.

Insurance

We do not currently maintain property, business interruption and casualty insurance. We expect to obtain such insurance in accordance with customary industry practices.

Government Regulations

The education industry in the PRC is heavily regulated at all levels - national, provincial and local. PRC practices and policies have limited contact with non-PRC entities in the education industry. In addition, our business is subject to numerous PRC rules and regulations, including restrictions on foreign ownership of education companies. Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education is a politically sensitive area of the economy. We believe that the Ministry of Education and the provincial education commissions prefer to contract with PRC companies in the education industry. As a result, all of our PRC subsidiaries are staffed with PRC nationals. All of our revenue is derived from our PRC subsidiaries, and our success is dependent on the skill and experience of the employees of our subsidiaries.

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Regulations on Private Education in China

The principal regulations governing private education in China consist of the Education Law of the PRC, the Law for Promoting Private Education (2003), as amended, and the Implementation Rules for the Law for Promoting Private Education (2004), and the Regulations on Chinese-Foreign Cooperation in Operating Schools. Below is a summary of the relevant provisions of these regulations.

Education Law of the PRC

On March 18, 1995, the National People's Congress enacted the Education Law of the PRC, or the Education Law. The Education Law sets forth provisions relating to the fundamental education systems of the PRC, including a school system of pre-school education, primary education, secondary education and higher education, a system of nine-year compulsory education and a system of education certificates. The Education Law stipulates that the government should formulate plans for the development of education and establish and operate schools and other institutions of education, and that in principle, enterprises, social organizations and individuals are encouraged to operate schools and other types of educational organizations in accordance with PRC laws and regulations. However, no organization or individual may establish or operate a school or any other institution of education for profit-making purposes, though private schools may be operated for "reasonable returns," as described in more detail below.

The Law for Promoting Private Education (2003) and the Implementation Rules for the Law for Promoting Private Education (2004)

The Law for Promoting Private Education became effective on September 1, 2003 and was amended on June 29, 2013, and the Implementation Rules for the Law for Promoting Private Education became effective on April 1, 2004. Under these regulations, "private schools" are defined as schools established by social organizations or individuals using non-government funds. In addition, private schools providing certifications, pre-school education, education for self-study aid and other academic education shall be subject to approval by the education authorities, while private schools engaging in occupational qualification training and occupational skill training shall be subject to approvals from the authorities in charge of labor and social welfare. A duly approved private school will be granted a Permit for Operating a Private School, and shall be registered with the Ministry of Civil Affairs or its local counterparts as a privately run non-enterprise institution. Each of our schools has obtained the Permit for Operating a Private School and has been registered with the relevant local counterpart of the Ministry of Civil Affairs.

Under the above regulations, private schools have the same status as public schools, though private schools are prohibited from providing military, police, political and other kinds of education which are of a special nature. Government-run schools that provide compulsory education are not permitted to be converted into private schools. In addition, the operation of a private school is highly regulated. For example, the types and amounts of fees charged by a private school providing certifications shall be approved by the governmental pricing authority and be publicly disclosed. A private school that does not provide certifications shall file its pricing information with the governmental pricing authority and publicly disclose such information. Currently none of our schools provides a diploma or certification to students.

Private education is treated as a public welfare undertaking under the regulations. Nonetheless, investors of a private school may choose to require "reasonable returns" from the annual net balance of the school after deduction of costs, donations received, government subsidies, if any, the reserved development fund and other expenses as required by the regulations. Private schools are divided into three categories: private schools established with donated funds; private schools that require reasonable returns and private schools that do not require reasonable returns.

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The election to establish a private school requiring reasonable returns shall be provided in the articles of association of the school. The percentage of the school's annual net balance that can be distributed as reasonable return shall be determined by the school's board of directors, taking into consideration the following factors: (1) items and criteria for the school's fees, (2) the ratio of the school's expenses used for educational activities and improving the educational conditions to the total fees collected, and (3) the admission standards and educational quality. The relevant information relating to the above factors shall be publicly disclosed before the school's board determines the percentage of the school's annual net balance that can be distributed as reasonable returns. Such information and the decision to distribute reasonable returns shall also be filed with the approval authorities within 15 days from the decision made by the board. However, none of the current PRC laws and regulations provides a formula or guidelines for determining "reasonable returns." In addition, none of the current PRC laws and regulations sets forth different requirements or restrictions on a private school's ability to operate its education business based on such school's status as a school that requires reasonable returns or a school that does not require reasonable returns.

At the end of each fiscal year, every private school is required to allocate a certain amount to its development fund for the construction or maintenance of the school or procurement or upgrade of educational equipment. In the case of a private school that requires reasonable returns, this amount shall be no less than 25% of the annual net income of the school, while in the case of a private school that does not require reasonable returns, this amount shall be equal to no less than 25% of the annual increase in the net assets of the school, if any. Private schools that do not require reasonable returns shall be entitled to the same preferential tax treatment as public schools, while the preferential tax treatment policies applicable to private schools requiring reasonable returns shall be formulated by the finance authority, taxation authority and other authorities under the State Council. To date, however, no regulations have been promulgated by the relevant authorities in this regard. Preferential tax treatments that may be granted to our schools by governmental authorities are will be subject to review and may be adjusted or revoked at any time in the future.

However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the laws and regulations governing the enforcement and performance of our contractual arrangements in the event of imposition of statutory liens, bankruptcy and criminal proceedings. Accordingly, we cannot assure you that the PRC regulatory authorities will not ultimately take a contrary view.

If the PRC government finds that the agreements that establish the structure of our operations in the PRC do not comply with PRC government restrictions on foreign investment in our industry, we could be subject to severe penalties.

Laws Pertaining to the Management of Kindergartens

To enhance the management and guidance of kindergartens, the state has formulated a serious of regulations including "Regulations on The Management of Kindergartens" and the "Regulations on Kindergarten Work" placing the management of kindergartens on scientifically sound and institutionalized basis. The state has also formulated regulations and rules concerning the qualification of kindergarten teachers and the assessment of their performance.

Licensing Requirements

In addition to normal and customary business licenses, we may be required to obtain additional city level permits to operate an education center offering art classes and playgroups depending upon the specific regulations adopted by the city in which such center will be located. We do not expect the costs of obtaining these permits, if required at all, to be material. We do not expect to be required to obtain a special city license with respect to our education center to be located in Xian province.

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Education centers that offer kindergarten classes are required to obtain approvals and permits from numerous nation, province and city level regulatory authorities. We expect to devote approximately five to ten percent of our set up costs to obtain such approvals and permits as set forth below:

Kindergarten Licensing Costs

Rural Area	Urban Area
5 million (approximately $768,305) to 10 million RMB (approximately $1,536,609)	10 million (approximately $1,536,609) to 50 million RMB (approximately $7,683,044)

We expect licensing costs to vary based upon the size and location of the education center and the number of kindergarten classes offered. We anticipate that we will require approximately 12 months to obtain all required licenses to offer kindergarten classes.

Intellectual Property

We expect to rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our brand and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

In addition, the laws of the PRC may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. We expect that our revenue will be derived principally from our operations in Cambodia where intellectual property protection may be limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

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Employees

Our officers and sole director are non-employee offers and directors of the Company, and we have no employees.

In the next twelve months, we expect to engage approximately twenty-five employees at our first art and playgroup center located in Xian as follows:

Kindergarten teachers and teaching assistants	12
Playgroup and art center teachers and assistants	4
Staff	6
Management	3
Total	25

As a general matter, we expect to hire 6-8 teachers and teaching assistants for facilities offering art and playgroup centers and 2 teachers and one assistant for each kindergarten class.

Research and Development Expenditures

For the year ended December 31, 2015, we incurred no research or development expenditures.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

FACILITIES

We currently do not rent any real property or offices. Our current business address is Millennium City 1, No. 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong.

REPORTS TO SECURITY HOLDERS

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at Millennium City 1, No. 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong and our telephone number is +852 2111-0810.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since August 27, 2015, 2015, the OTCQB and/or OTCPink tier of the OTC Markets Group Inc., under the stock symbol "EKKH." Between February 1, 2011, and August 26, 2015, our shares of common stock were quoted on the OTC Bulletin Board and the OTCQB, under the stock symbol "HANO". The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTCQB. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock Bid Price
Financial Quarter Ended	High ($)	Low ($)

March 31, 2016	1.10	0.40
December 31, 2015	1.02	0.52
September 30, 2015	0.76	0.40
June 30, 2015	1.25	0.12
March 31, 2015	5.25	0.35
December 31, 2014	5.25	5.25
September 30, 2014	5.25	5.25
June 30, 2014	5.25	5.25
March 31, 2014	5.25	5.25

HOLDERS

As of the date of this prospectus, there were 310,868,500 shares of common stock issued and outstanding held by approximately 69 stockholders of record. We believe that we have more than 72 beneficial holders of our common stock.

The selling stockholders are offering hereby up to 125,500,000 shares of common stock at a price of $0.40 per share.

TRANSFER AGENT

Our transfer agent is Action Stock Transfer Corp., 2469 Fort Union Blvd #214, Cottonwood Heights, Utah 84121. Action Stock Transfer Corp.'s telephone number is (801) 274-1099.

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DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled "BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OURSTOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM."

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

We are a development stage corporation and have not yet generated or realized any revenues from our business. We are involved in the child education business in China. During the 12 months following the date of this prospectus, will be focused on publicly selling is shares being offered hereunder in order to raise $750,000 of funds to expand our business. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue. Management believes that if the public offering of 1,875,000 shares under this prospectus is successful, we will be able to generate sales revenue within the following twelve months thereof. However, if such public financing is not available, we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through the public offering under this prospectus. we will then have to seek additional funds through a private placement offering or debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the Company is highly dependent upon the success of the anticipated public offering under this prospectus and failure thereof would result in the Company having to seek capital from other sources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

The Company believes it can satisfy its cash requirements through the fiscal year ending December 31, 2017, from its current cash. However, if we fail to complete the offering, even at the minimum subscription level, we may have to cease our operations. As of March 31, 2016, we had a working capital of $203,375.

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Results of Operations

Three-Month Periods Ended March 31, 2016 and 2015

We did not earn revenues for the periods ended March 31, 2016 and 2015.

For the period ended March 31, 2016, we incurred total operating expenses of $27,741, consisting solely of general and administrative expenses.

For the period ended March 31, 2015, we incurred total operating expenses of $8,000, consisting solely of general and administrative expenses, comprising.

For the period ended March 31, 2016, we had other income of $0 and net loss of $27,741. For the period ended March 31, 2015, we had other income of $236,959 and net profits of $228,959, solely as a result of a release of claims related to liabilities of $236,959. By comparison, for the period ended March 31, 2016, we incurred a net loss of $27,741. For the period ended March 31, 2015, we incurred an operating loss of $8,000 which turned around to net profit of $228,959 because of the $236,959 claim release.

For the period ended March 31, 2016, net loss was $27,741, or $0.0001 per share. By way of comparison, for the period ended March 31, 2015, our net earnings were $236,959, or $0.0229 per share.

For the years ended December 31, 2015 and 2014

We did not earn revenues for the years ended December 31, 2015 and 2014.

For the year ended December 31, 2015, we incurred total operating expenses of $69,384, consisting solely of general and administrative expenses.

For the year ended December 31, 2014, we incurred total operating expenses of $71,604, consisting solely of general and administrative expenses, comprising. Interest expense to a related party $14,989 was and $2,070 was non-related party interest expense.

For the year ended December 31, 2015, we had other income of $236,959 and net profits of $167,575, solely as a result of a release of claims related to liabilities of $236,959. For the year ended December 31, 2014, we had other expense of $17,059 and net loss of $88,663. By comparison, for the year ended December 31, 2014, we incurred a net loss of $88,663 which turned around to net profit of $167,575 for the year ended December 31, 2015 because of the $236,959 claim release.

For the year ended December 31, 2015, net earnings were $167,575, or $0.002 per share. By way of comparison, for the year ended December 31, 2014, our net loss was $88,663, or $0.01 per share.

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Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $750,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

At March 31, 2016, we had a cash balance of $153, total current assets $310,653 total current liabilities of approximately $107,278; working capital and stockholders' equity of approximately $203,375. We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses. We will need to raise funds to commence our plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock or debt securities. If we are successful in completing an equity or debt financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or debt securities to fund our planned activities and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our operations and our business will fail.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company currently has cash held in a trust account held by the Company's legal counsel.

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Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, Fair Value Measurements, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets and liabilities in active markets;

Level 2 - Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company designates cash equivalents as Level 1. The total amount of the Company's investment classified as Level 3 is de minimis.

The fair value of the Company's debt as of December 31, 2015 and 2014, approximated fair value at those times.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash, accounts payable, and accrued expenses approximated fair value as of December 31, 2015 and 2014 because of the relative short term nature of these instruments.

Revenue Recognition

The Company recognizes revenue, in accordance with ASC 605, Revenue Recognition, which codified the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, which states that revenue is generally recognized when it is realized and earned. Specifically, the Company recognizes revenue when services are performed and projects are completed and accepted by the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

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Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company's balance sheets in accordance with ASC 740, Income Taxes, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company's valuation allowance in a period are recorded through the income tax provision on the statements of operations.

The Company records interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of December 31, 2015 and 2014, the Company had no accrued interest or penalties related to uncertain tax positions. The company also did not have any uncertain tax benefits during these years. The tax years 2015, 2014 and 2013 remain open to examination.

Earnings (Loss) per Share

The Company is required to provide basic and dilutive earnings (loss) per common share information.

The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

For the year ended December 31, 2015 and 2014, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU.

For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016.

Early adoption of the amendments is permitted for financial statements that have not been previously issued.

The amendments should be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. These disclosures include the nature of and reason for the change in accounting principle, the transition method, a description of the prior-period information that has been retrospectively adjusted, and the effect of the change on the financial statement line items (i.e., debt issuance cost asset and the debt liability).

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Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1.

Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2.

Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3.

Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4.	Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

Chu Kin Hon	28	Director
Law Wai Fan	29	President and Chief Executive Officer
Cheng Kin Ning	31	Chief Financial Officer
Marie Huen Lai Chun	29	Chief Operating Officer

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Chu Kin Hon, age 28

Director

Chu Kin Hon has served as a director of the Company since February 13, 2015. He received his Bachelor of Arts degree in Marketing and Management from the University of Hull. Since 2012, he has been the General Manager of Foshan Eason Investment Management Company Limited, a company that specializes in financial services, property investment, and education services. From 2010 to 2012, he was the General Manager of Wharton Success Investment Management Company Limited. From 2008 to 2010, he was an Account Manager at Emperor Financial Services Group. From 2005 to 2007, he was a freelance Analyst for an investment company. Mr. Chu's background in marketing and management led to our conclusion that he should serve as a director in light of our business and structure.

Law Wai Fan, age 29

President and Chief Executive Officer

Law Wai Fan has served as the Chief Executive Officer of the Company since February 13, 2015. She received her Master of Social Sciences degree in Social Work from Hong Kong Baptist University in 2011. Prior to that, in 2009, she received her Bachelor of Social Sciences degree in Counseling and Psychology, with honors. She is a Registered Counselor with the Asian Professional Counseling Association, is a Practitioner of Projective Drawing Art in Assessment with the Unleashing Mind Professional Counseling Academy, and is a Registered Social Worker. Since 2012, she has been a Social Worker and Case Worker at the Christian Family Services Centre's Centre for Adolescent Mental Health Prevention and Intervention. From 2011 to 2012, she was a Social Worker at New Life Psychiatric Rehabilitation Association's Chuk Yuen Halfway House. From 2009 to 2011 she was a Counselor at Wesley College. Ms. Law's background in social sciences led to our conclusion that he should serve as a director in light of our business and structure.

Cheng Kin Ning, age 31

Chief Financial Officer

Cheng Kin Ning has served as the Chief Financial Officer of the Company since February 13, 2015. He received his Bachelor of Arts degree in Accounting from the University of South Australia. He is a member of the Hong Kong Institute of Accredited Accounting Technicians, the Association of Chartered Certified Accountants, the Hong Kong Securities and Investment Institute and LCCI. Since 2013, he has served as the head of the accounting department at Eason Property Investment Limited. Prior to that time, from 2011 to 2013, he was a financial officer at East Group Limited.

Marie Huen Lai Chun, age 29

Chief Operating Officer

Marie Huen Lai Chun has served as the Chief Operating Officer of the Company since February 13, 2015. Since 2013, she has been the Event and PR Manager at the Alchemist CafeBistro Ltd. From 2012 to 2013, she was a Project Consultant and Owner of Thus Productions and was a freelance fashion stylist. From 2010 to 2012, she was a Fashion Executive with the Hong Kong Trade Development Council. From 2009 to 2010, she was the Store Manager of Cotton On Hong Kong

TERM OF OFFICE

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, absent an employment agreement.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director's business and personal activities and relationships as they may relate to us and our management.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, the Company has no significant employees.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

CODE OF ETHICS

We have adopted a Code of Ethics.

42

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

				Non-Equity		Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Compensation ($)	Compensation ($)	Total ($)

Amee Han	2015	0	0	0	0	0	0	0	0
Lombardi (1)	2014	0	0	0	0	0	0	0	0

Michael	2015	0	0	0	0	0	0	0	0
Vardakis (2)	2014	0	0	0	0	0	0	0	0

Law Wai	2015	0	0	0	0	0	0	0	0
Fan (3)	2014	0	0	0	0	0	0	0	0

Cheng Kin	2015	0	0	0	0	0	0	0	0
Ning (4)	2014	0	0	0	0	0	0	0	0

Marie Huen	2015	0	0	0	0	0	0	0	0
Lai Chun(5)	2014	0	0	0	0	0	0	0	0

_____________

(1)	Appointed President, Secretary, Treasurer and director in January 1999, and resigned from all such offices and position on February 13, 2015.
(2)	Appointed director in January 2005, and resigned from such position February 13, 2015.
(3)	Appointed Chief Executive Officer on February 13, 2015.
(4)	Appointed Chief Financial Officer on February 13, 2015.
(5)	Appointed Chief Operating Officer on February 13, 2015.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2015.

43

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2015.

We currently do not pay any compensation to our directors serving on our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended December 31, 2015 or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Amee Han Lombardi (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Michael Vardakis (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Law Wai Fan (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Cheng Kin Ning (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Marie Huen Lai Chun (5)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Chu Kin Hon (6)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-
_____________
(1)	Appointed President, Secretary, Treasurer and director in January 1999, and resigned from all such offices and position on February 13, 2015.
(2)	Appointed director in January 2005, and resigned from such position on February 13, 2015.
(3)	Appointed Chief Executive Officer on February 13, 2015.
(4)	Appointed Chief Financial Officer on February 13, 2015.
(5)	Appointed Chief Operating Officer on February 13, 2015.
(6)	Appointed a director on February 13, 2015.

44

EMPLOYMENT AGREEMENTS

We have no employment agreements with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation or the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Amee Han Lombardi (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael Vardakis (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Chu Kin Hon (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

____________

(1)	Appointed President, Secretary, Treasurer and director in January 1999, and resigned from all such offices and position on February 13, 2015.
(2)	Appointed director in January 2005, and resigned from such position on February 13, 2015.
(3)	Appointed a director on February 13, 2015.

We currently do not pay any compensation to our directors for serving on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 310,868,500 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

45

ble for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Chu Kin Hon (3)	208,813,213	67.1%
Common Stock	Xue Qi He	25,000,000	8.0%
Common Stock	Jie Hua Rong	25,000,000	8.0%
Common Stock	Zhi Yong Tan	25,000,000	8.0%
Common Stock	Jia Ye Xuan	25,000,000	8.0%
Common Stock	Law Wai Fan (4)	*	*
Common Stock	Cheng Kin Ning (5)	*	*
Common Stock	Marie Huen Lai Chun (6)	*	*
All directors and executive officers as a group (4 persons)		208,813,213	67.1%

_____________

(1)	Calculated based on 310,868,500 shares of common stock issued and outstanding on December 31, 2015.
(2)

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: Unit 19, 35/F., Tower 1, Millennium City 1, No. 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong.

(3)	Appointed a director on February 13, 2015.
(4)	Appointed Chief Executive Officer on February 13, 2015.
(5)	Appointed Chief Financial Officer on February 13, 2015.
(6)	Appointed Chief Operating Officer on February 13, 2015.
*	Less than 1%

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 8, 2015, the Company closed an offering wherein it offered and sold an aggregate of 300,500,000 shares of common stock to 10 offerees, at a purchase price of $0.001 per share, for aggregate proceeds of $300,500. 200,000,000 of the 300,500,000 shares offered were purchased by the Company's sole director, Chu Kin Hon, for aggregate proceeds of $200,000.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

46

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2015 have been audited by DCAW (CPA) Limited, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has acted as special counsel to the Company in connection with the registration and proposed sale and/or resale of the 12,737,500 shares of common stock at $0.40 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATIONFOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ONACCOUNTING AND FINANCIAL DISCLOSURE

None.

47

FINANCIAL STATEMENTS

Our audited financial statements for the periods ended December 31, 2015 and 2014, and our unaudited financial statements for the quarter ended March 31, 2016, are included herewith.

Eason Education Kingdom Holdings, Inc.

F-1

Report of Independent Registered Public Accounting Firm

To: The board of directors and stockholders of

Eason Education Kingdom Holdings, Inc.

We have audited the accompanying balance sheets of Eason Education Holdings, Inc. (Formerly known as Han Logistic, Inc.) ("the Company") as of December 31, 2015 and 2014 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting as of December 31, 2015 included in the Company's Item 9A "Controls and Procedures" in the Annual Report on Form 10-K and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eason Education Kingdom Holdings, Inc. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a significant accumulated deficits and negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DCAW (CPA) LIMITED

Certified Public Accountants

June 23, 2016

Hong Kong SAR

F-2

EASON EDUCATION KINGDOM HOLDINGS, INC.

BALANCE SHEETS

December 31, 2015 and 2014

	December 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash	$1,894	$-
Escrow accounts hold by director	300,500	-
Prepaid expenses	10,000	-

Total Current Assets	312,394	-

TOTAL ASSETS	$312,394	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$-	$237,707
Accounts payable-Related party	-	8,250
Accrued interest	-	10,783
Accrued interest - Related parties	-	89,506
Accrued liabilities	14,520	-
Amount due to shareholder	66,758	-
Notes payable	-	23,000
Notes payable - Related parties	-	170,529

Total Current Liabilities	81,278	539,775

STOCKHOLDERS' DEFICIT:
Preferred stock, Class A Preferred Stock; $0.001 par value 175,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 2015: 310,868,500 (2014: 10,368,500) shares issued and outstanding	310,869	10,369
Additional paid-in capital	413,349	110,533
Accumulated deficit	(493,102)	(660,677)

Total Stockholders' Equity	231,116	(539,775)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$312,394	$-

The accompanying notes are an integral part of these financial statements.

F-3

EASON EDUCATION KINGDOM HOLDINGS, INC.

STATEMENTS OF OPERATION

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Revenues	$-	$-

Gross Revenues	-	-

Operating Expenses
General and administrative expenses	69,384	71,604

Total Operating Expenses	69,384	71,604

Loss from Operations	(69,384)	(71,604)

Other Income (Expense)
Gain on release of liabilities	236,959	-
Interest (expense)	-	(2,070)
Interest (expense) - Related Parties	-	(14,989)

Total Other Income/(Expense)	236,959	(17,059)

Profit/(loss) before Income Taxes	167,575	(88,663)

Provision for Income Taxes	-	-

Net Profits/(Loss)	$167,575	$(88,663)

Earnings (Loss) per Share Basic and Diluted	$0.002	$(0.01)

Weighted Average Shares Outstanding Basic and Diluted	80,347,952	10,368,500

The accompanying notes are an integral part of these financial statements.

F-4

EASON EDUCATION KINGDOM HOLDINGS, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

YEARS ENDED DECEMBER 31, 2015 AND 2014

	Capital Stock	Paid-in	Additional Accumulated	Accumulated
	Shares	Amount	Capital	Deficits	Net Deficit
BALANCE, December 31, 2013	10,368,500	10,369	110,533	(572,014)	(451,112)
Net loss for the year ended December 31, 2014	-	-	-	(88,663)	(88,663)
BALANCE, December 31, 2014	10,368,500	10,369	110,533	(660,677)	(539,775)
Shares issued	300,500,000	300,500	-	-	300,500
Debt settlement on ownership change	-	-	302,816	-	302,816
Net loss for the year ended December 31, 2015	-	-	-	167,575	167,575
BALANCE, December 31, 2015	310,868,500	$310,869	$413,349	$(493,102)	$231,116

The accompanying notes are an integral part of these financial statements.

F-5

EASON EDUCATION KINGDOM HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profits (loss) from operations	$167,575	$(88,663)
Changes in assets and liabilities:
Decrease in prepaid expenses	(10,000)	-
Increase in accrued liabilities	14,520	-
Decrease in accounts payable	(245,957)	29,062
Decrease in accrued expenses	(100,289)	17,059

Net cash (used in) operating activities	(174,151)	(42,542)

CASH FLOWS FROM FINANCING ACTIVITIES:
Procced from debt settlement	302,816	-
Escrow accounts hold by director	(300,500)	-
Amount due to shareholder	66,758	-
Decrease in notes payable	(23,000)	-
Decrease in notes payable-related parties	(170,529)	42,425
Proceed from common stock issuance	300,500	-

Net cash provided by financing activities	176,045	42,425

Net (decrease) in cash	1,894	(117)

CASH AT BEGINNING OF THE YEAR	-	117

CASH AT END OF THE YEAR	$1,894	$-

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for income taxes	$-	$-

Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

EASON EDUCATION KINGDOM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 - ORGANIZATION, HISTORY AND BUSINESS ACTIVITY

Eason Education Kingdom Holdings, Inc. (formerly known as Han Logistics, Inc.) (the "Company") was incorporated under the law of the State of Nevada on July 1, 1999. The Company organized to engage in the business of namely the development, marketing and delivering of logistical analysis, problem solving and other logistics services and general business services.  The Company is currently seeking any business opportunities.

On February 12, 2015, Michael Vardakis, the then major shareholder, entered into a Stock Purchase Agreement with Kin Hon Chu ("New Majority Shareholder") wherein Mr. Vardakis sold 8,813,225 shares of the Company's common stock, representing approximately 85% of all issued and outstanding shares to Mr. Chu.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Eason Education Kingdom Holdings, Inc. is presented to assist in understanding the Company's financial statements.  The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company currently has cash held in a trust account held by the Company's legal counsel.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, Fair Value Measurements, which provides a framework for measuring fair value under GAAP.  Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets and liabilities in active markets;

Level 2 - Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-7

The Company designates cash equivalents as Level 1.  The total amount of the Company's investment classified as Level 3 is de minimis.

The fair value of the Company's debt as of December 31, 2015 and 2014, approximated fair value at those times.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash, accounts payable, and accrued expenses approximated fair value as of December 31, 2015 and 2014 because of the relative short term nature of these instruments.

Revenue Recognition

The Company recognizes revenue, in accordance with ASC 605, Revenue Recognition, which codified the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, which states that revenue is generally recognized when it is realized and earned.  Specifically, the Company recognizes revenue when services are performed and projects are completed and accepted by the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company's balance sheets in accordance with ASC 740, Income Taxes, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company's valuation allowance in a period are recorded through the income tax provision on the statements of operations.

The Company records interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of December 31, 2015 and 2014, the Company had no accrued interest or penalties related to uncertain tax positions. The company also did not have any uncertain tax benefits during these years. The tax years 2015, 2014 and 2013 remain open to examination.

Earnings (Loss) per Share

The Company is required to provide basic and dilutive earnings (loss) per common share information.

F-8

The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

For the year ended December 31, 2015 and 2014, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU.

For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016.

Early adoption of the amendments is permitted for financial statements that have not been previously issued.

The amendments should be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. These disclosures include the nature of and reason for the change in accounting principle, the transition method, a description of the prior-period information that has been retrospectively adjusted, and the effect of the change on the financial statement line items (i.e., debt issuance cost asset and the debt liability).

Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1.

Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2.

Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

F-9

3.

Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4.	Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements

NOTE 3 - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $69,384 (from operations) for the year ended December 31, 2015 and an accumulated deficit of $493,102. It also sustained operating losses in prior years as well. These factors raise substantial doubt as to its ability to remain a going concern and obtain debt and/or equity financing and achieve profitable operations.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

There are no assurances that Eason Education Kingdom Holdings, Inc. will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.If adequate working capital is not available, the Company may be required to curtail its operations.

NOTE 4 - INCOME TAXES

Deferred taxes are provided on an asset and liability approach whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-10

2015:	Balance	Rate	Tax
Federal loss carryforward	$452,503	34%	$153,851
Valuation allowance			(153,851)
Deferred tax asset			$-

2014:	Balance	Rate	Tax
Federal loss carryforward	$620,078	34%	$210,827
Valuation allowance			(210,827)
Deferred tax asset			$-

A reconciliation between expected and actual tax liability is presented below.

	2015	2014
Expected (Benefit) - Federal rate 34%	$56,976	$(30,145)

Effect of:
Valuation allowance	(56,976)	30,145
Total Actual Provision	$-	$-

As of December 31, 2015, the Company has unutilized tax losses of $452,503 (2014: $620,078). Deferred tax asset is not provided for as the tax losses may not be able to carry forward after a change in substantial ownership of the Company in February 2015.

NOTE 5 - COMMON STOCK

As of December 31, 2015 and 2014, the Company authorized two classes of stock; 500,000,000 shares of common stock at par value of $0.001 and 175,000,000 Class A preferred stock at par value of $0.001. There are 310,868,500 in December 2015 and 10,368,500 in December 2014 common shares issued and outstanding. None of the Class A preferred stock is issued. During October 2015, the Company issued 300,500,000 share of common stock for a consideration of $300,500 in cash.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company currently utilizes office space on a rent-free basis from a director and shareholder, and shall do so until substantial revenue-producing operations commence. Management deemed the rent-free space to be of no nominal value.

A related party had loaned $13,387 to the Company as of December 31, 2004, which is convertible to common stock at a rate of $0.10 per share.  The effect of conversion on the loss per share calculation would be anti-dilutive, as the Company incurred losses in each of the periods presented in the financial statements.

F-11

A related party loaned $23,800 to the Company during 2005, which is convertible to common stock at a rate of $0.10 per share.  The effect of conversion on the loss per share calculation would be anti-dilutive, as the Company incurred losses in each of the periods presented in the financial statements.

A related party loaned $17,100 to the Company during 2007, which is convertible to common stock at a rate of $0.10 per share.  The effect of conversion on the loss per share calculation would be anti-dilutive, as the Company incurred losses in each of the periods presented in the financial statements.

As of December 31, 2014, the outstanding note payable to a director of $8,700 that available to the Company during 2008 and 2007, respectively, are demand notes and carry an interest rate of 24% per annum.

As of December 31, 2014, the outstanding note payable to a director and other related parties of $8,917 that available to the Company during 2009 are demand notes and carry an interest rate of 9% -18% per annum.

As of December 31, 2014, the outstanding note payable to a director of $5,000 that available to the Company during 2010 are demand notes and carry an interest rate of 9% - 10% per annum.

As of December 31, 2014, the outstanding note payable to a director and other related parties loaned $15,850 that available to the Company during 2011 are demand notes and carry an interest rate of 9% per annum.

As of December 31, 2014, the outstanding note payable to a director of $14,500 that available to the Company during 2012 are demand notes and carry an interest rate of 9% per annum.

As of December 31, 2014, the outstanding note payable to a director of $17,950 that available to the Company during 2013 are demand notes and carry an interest rate of 9% per annum.

During 2014, a director loaned $42,425 to the Company.  These loans are demand notes and carry an interest rate of 9% per annum.

The Company recorded an interest expense of $0 and $14,989 on the related party notes listed above for the years ended December 31, 2015 and 2014.  As of December 31, 2015 and 2014, the Company owed $0 and $89,506 in accrued interest on these notes, respectively.

As of December 31, 2015 and 2014, total notes payable to the related parties and accrued interests amounted to $0 and $205,348 in the aggregate.

As of December 31, 2015 outstanding balance of $302,816 was released by the related parties and the loans from the shareholders $66,758 carries with no interest, has no collateral and repayable on demand.

F-12

NOTE 7 - NOTE PAYABLE

An independent party loaned $9,700 to the Company on March 12, 2008.  The note is unsecured, due upon demand and has an interest rate of 9%.

During 2010, an individual loaned $7,300 to the Company.  The note is a demand note and carries an interest rate of 9%.  The note is unsecured.

During 2011, an individual loaned $6,000 to the Company.  The note is a demand note and carries an interest rate of 9%.  The note is unsecured.

The Company recorded an interest expense of $2,070 and $2,070 on the notes listed above for the years ended December 31, 2014 and 2013.  As of December 31, 2014 and 2013, the Company owed $10,783 and $8,713 in accrued interest on these notes.

As of December 31, 2014, the above notes payable together with accrued interests amounted to $88,470 in aggregate. Subsequent to the year-end date, the New Majority Shareholder settled $63,000 and the remaining outstanding balance of $25,470 were released by the creditors.

NOTE 8 - RELEASE OF LIABILITIES

On February 12, 2015, Michael Vardakis ("Then Majority Shareholder") entered into a Stock Purchase Agreement with Kin Hon Chu ("New Majority Shareholder") wherein Mr. Vardakis sold 8,813,225 shares of the Company's common stock, representing approximately 85% of all issued and outstanding shares to Mr. Chu.  Mr. Chu paid $4,406.61 to Michael Vardakis for this control block of shares and also directly paid off all of the existing liabilities of the Company. Accordingly, certain liabilities of $236,959 in the aggregate, including those notes payable as disclosed in note 6 and note 7, were released by the creditors as a result of the change.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated the period after the balance sheet date up through the date that the financial statements were issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the financial statements.

F-13

EASON EDUCATION KINGDOM HOLDINGS, INC.
CONDENSED BALANCE SHEETS
AS OF MARCH 31, 2016 (UNAUDITED)AND DECEMBER 31, 2015 (AUDITED)

	March 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash	153	1,894
Escrow accounts hold by director	300,500	300,500
Other prepayments	10,000	10,000

Total Current Assets	310,653	312,394

TOTAL ASSETS	310,653	312,394

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Amount due to shareholder	86,758	66,758
Accrued liabilities	20,520	14,520
Total Current Liabilities	107,278	81,278

STOCKHOLDERS' DEFICIT:
Preferred stock, Class A Preferred Stock; $0.001 par value 175,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 310,868,500 shares issued and outstanding	310,869	310,869
Additional paid-in capital	413,349	413,349
Accumulated deficit	(520,843)	(493,102)

Total Stockholders' Equity	203,375	231,116

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	310,653	312,394

The accompanying notes are an integral part of the condensed financial statements.

F-14

EASON EDUCATION KINGDOM HOLDINGS, INC.
CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2016 AND 2015 (UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2016	2015

Revenues	-	-

Gross Revenues	-	-

Operating Expenses
General and administrative expenses	27,741	8,000

Total Operating Expenses	27,741	8,000

Loss from Operations	(27,741)	(8,000)

Other Income (Expense)
Gain on release of liabilities	-	236,959

Total Other Income	-	236,959

(Loss)/Income before Income Taxes	(27,741)	228,959

Provision for Income Taxes	-	-

Net (Loss)/Income	(27,741)	228,959

Net (Loss)/Income per Share Basic and Diluted	$0.00	$0.02

Weighted Average Shares Outstanding Basic and Diluted	310,868,500	10,368,500

The accompanying notes are an integral part of the condensed financial statements.

F-15

EASON EDUCATION KINGDOM HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2016 AND 2015 (UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income from operations	(27,741)	228,959
Changes in assets and liabilities:
Increase in accrued liabilities	6,000	-
Gain on release of liabilities	-	(236,959)
Net cash (used in) operating activities	(21,741)	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in amount due to shareholders	20,000	8,000
Net cash generated from financing activities	20,000	8,000

Net (decrease) in cash	(1,741)	-

CASH AT BEGINNING OF THE PERIOD	1,894	-

CASH AT END OF THE PERIOD	153	-

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for income taxes	$-	-

Cash paid for interest expense	$-	-

The accompanying notes are an integral part of the condensed financial statements.

F-16

EASON EDUCATION KINGDOM HOLDINGS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

THREE MONTHS ENDED MARCH 31, 2016 AND 2015 (UNAUDITED)

			Additional		Net
	Capital Stock	Paid-in	Accumulated	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficits	Deficit

BALANCE, December 31, 2013	10,368,500	10,369	110,533	(572,014)	(451,112)
Net loss for the year ended December 31, 2014	-	-	-	(88,663)	(88,663)
BALANCE, December 31, 2014	10,368,500	10,369	110,533	(660,677)	(539,775)
Share issued	300,500,000	300,500	-	-	300,500
Debt settlement from ownership change	-	-	302,816	-	302,816
Net income for the year ended December 31, 2015	-	-	-	167,575	167,575
BALANCE, December 31, 2015	310,868,500	310,869	413,349	(493,102)	231,116
Net income for the period ended March 31, 2016	-	-	-	(27,741)	(27,741)
BALANCE, March 31, 2016	310,868,500	310,869	413,349	(520,843)	203,375

The accompanying notes are an integral part of the condensed financial statements.

F-17

EASON EDUCATION KINGDOM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2016 AND DECEMBER 31, 2015

NOTE 1 – ORGANIZATION, HISTORY AND BUSINESS ACTIVITY

Eason Education Kingdom Holdings, Inc. (formerly known as Han Logistics, Inc.) (the "Company") was incorporated under the law of the State of Nevada on July 1, 1999. The Company organized to engage in the business of namely the development, marketing and delivering of logistical analysis, problem solving and other logistics services and general business services. The Company is currently seeking any business opportunities.

On February 12, 2015, Michael Vardakis, the then major shareholder, entered into a Stock Purchase Agreement with Kin Hon Chu ("New Majority Shareholder") wherein Mr. Vardakis sold 8,813,225 shares of the Company's common stock, representing approximately 85% of all issued and outstanding shares to Mr. Chu.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Eason Education Kingdom Holdings, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company currently has cash held in a trust account held by the Company's legal counsel.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, Fair Value Measurements, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices for identical assets and liabilities in active markets;

Level 2 – Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-18

The Company designates cash equivalents as Level 1. The total amount of the Company's investment classified as Level 3 is de minimis.

The fair value of the Company's debt as of March 31, 2016 and December 31, 2015, approximated fair value at those times.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash, accounts payable, and accrued expenses approximated fair value as of March 31, 2016 and December 31, 2015 because of the relative short term nature of these instruments.

Revenue Recognition

The Company recognizes revenue, in accordance with ASC 605, Revenue Recognition, which codified the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, which states that revenue is generally recognized when it is realized and earned. Specifically, the Company recognizes revenue when services are performed and projects are completed and accepted by the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company's balance sheets in accordance with ASC 740, Income Taxes, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company's valuation allowance in a period are recorded through the income tax provision on the statements of operations.

The Company records interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of March 31, 2016 and December 31, 2015, the Company had no accrued interest or penalties related to uncertain tax positions. The company also did not have any uncertain tax benefits during these years. The tax years 2015, 2014 and 2013 remain open to examination.

Earnings (Loss) per Share

The Company is required to provide basic and dilutive earnings (loss) per common share information.

The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

F-19

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

For the period ended March 31, 2016 and year ended December 31, 2015, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU.

For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016.

Early adoption of the amendments is permitted for financial statements that have not been previously issued.

The amendments should be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. These disclosures include the nature of and reason for the change in accounting principle, the transition method, a description of the prior-period information that has been retrospectively adjusted, and the effect of the change on the financial statement line items (i.e., debt issuance cost asset and the debt liability).

Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1.

Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2.

Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3.

Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4.	Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

F-20

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements

NOTE 3 – GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $27,741 (from operations) for the period ended March 31, 2016 and an accumulated deficit of $520,843. It also sustained operating losses in prior years as well. These factors raise substantial doubt as to its ability to remain a going concern and obtain debt and/or equity financing and achieve profitable operations.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

There are no assurances that Eason Education Kingdom Holdings, Inc. will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may be required to curtail its operations.

NOTE 4 – INCOME TAXES

Deferred taxes are provided on an asset and liability approach whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

2015:	Balance	Rate	Tax
Federal loss carryforward	$452,503	34%	$153,851
Valuation allowance			(153,851)
Deferred tax asset			$-

2016:	Balance	Rate	Tax
Federal loss carryforward	$480,244	34%	$163,283
Valuation allowance			(163,283)
Deferred tax asset			$-

F-21

A reconciliation between expected and actual tax liability is presented below.

	2016	2015
Expected (Benefit) – Federal rate 34%	$(9,432)	$56,976

Effect of:
Valuation allowance	9,432	(56,976)
Total Actual Provision	$-	$-

As of March 31, 2016, the Company has unutilized tax losses of $480,244 (2015: $452,503). Deferred tax asset is not provided for as the tax losses may not be able to carry forward after a change in substantial ownership of the Company in February 2015. Deferred tax asset may also be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portions or all of the deferred tax assets will not be realized in the near future.

NOTE 5 – COMMON STOCK

As of March 31, 2016 and December 31, 2015, the Company authorized two classes of stock; 500,000,000 shares of common stock at par value of $0.001 and 175,000,000 shares of Class A preferred stock at par value of $0.001. There are 310,868,500 in March 31, 2016 and December 31, 2015 common shares issued and outstanding. None of the Class A preferred stock is issued. During October 2015, the Company issued 300,500,000 shares of common stock for a consideration of $300,500 in cash.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company currently utilizes office space on a rent-free basis from a director and shareholder, and shall do so until substantial revenue-producing operations commence. Management deemed the rent-free space to be of no nominal value.

As of March 31, 2106 and December 31, 2015, total notes payable to the related parties and accrued interests amounted to $0 and $0 in the aggregate.

As of December 31, 2015 outstanding balance of $302,816 was released by the related parties. As of March 31, 2016 and December 31, 2015 the loans from the shareholders were $86,758 and $66,758 which carried with no interest, had no collateral and repayable on demand.

F-22

NOTE 7 – NOTE PAYABLE

An independent party loaned $9,700 to the Company on March 12, 2008. The note is unsecured, due upon demand and has an interest rate of 9%.

During 2010, an individual loaned $7,300 to the Company. The note is a demand note and carries an interest rate of 9%. The note is unsecured.

During 2011, an individual loaned $6,000 to the Company. The note is a demand note and carries an interest rate of 9%. The note is unsecured.

The Company recorded an interest expense of $2,070 and $2,070 on the notes listed above for the years ended December 31, 2014 and 2013. As of December 31, 2014 and 2013, the Company owed $10,783 and $8,713 in accrued interest on these notes.

As of December 31, 2014, the above notes payable together with accrued interests amounted to $88,470 in aggregate. Subsequent to the year-end date, the New Majority Shareholder settled $63,000 and the remaining outstanding balance of $25,470 were released by the creditors.

NOTE 8 – RELEASE OF LIABILITIES

On February 12, 2015, Michael Vardakis ("Then Majority Shareholder") entered into a Stock Purchase Agreement with Kin Hon Chu ("New Majority Shareholder") wherein Mr. Vardakis sold 8,813,225 shares of the Company's common stock, representing approximately 85% of all issued and outstanding shares to Mr. Chu. Mr. Chu paid $4,406.61 to Michael Vardakis for this control block of shares and also directly paid off all of the existing liabilities of the Company. Accordingly, certain liabilities of $236,959 in the aggregate, including that related notes payable as disclosed in note 6 and note 7, were released by the creditors as a result of the change.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated the period after the balance sheet date up through the date that the financial statements were issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the financial statements.

F-23

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

EASON EDUCATION KINGDOM HOLDINGS, INC.

1,875,000 SHARES OF

COMMON STOCK

TO BE SOLD BY EASON EDUCATION KINGDOM HOLDINGS, INC.

125,500,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2016 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2016

48

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)

SEC Registration Fee	$226
Accounting Fees	3,000
Printing Costs	1,000
Transfer Agent fees	500
TOTAL	$4,726

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 RECENT SALES OF UNREGISTERED SECURITIES

On October 8, 2015, the Company closed an offering wherein it offered and sold an aggregate of 300,500,000 shares of common stock to 10 offerees, at a purchase price of $0.001 per share, for aggregate proceeds of $300,500. 200,000,000 of the 300,500,000 shares offered were purchased by the Company's sole director, Chu Kin Hon, for aggregate proceeds of $200,000. The offering was made offshore of the U.S., to non-U.S. persons, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Number	Description
3.1.1	Articles of Incorporation, dated July 1, 1999 (1)
3.1.2	Amended and Restated Articles of Incorporation, dated December 9, 2010 (2)
3.2	Bylaws (3)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC
14.1	Code of Ethics (4)
23.1	Consent of DCAW (CPA) Limited
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

____________

(1)	Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-54002), filed with the Securities and Exchange Commission on January 19, 2001.
(2)	Incorporated by reference to the Registrant's Definitive Information Statement on Schedule 14C (File No. 000-52273), filed with the Securities and Exchange Commission on November 17, 2010.
(3)	Incorporated by reference to the Registrant's Annual Report on Form 10-K (File No. 000-52273), filed with the Securities and Exchange Commission on April 17, 2015.
(4)	Incorporated by reference to the Registrant's Annual Report on Form 10-KSB (File No. 000-52273), filed with the Securities and Exchange Commission on April 14, 2006.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, on August 4, 2016.

EASON EDUCATION KINGDOM HOLDINGS, INC.
(Name of Registrant)

By:	/s/ Law Wai Fan
Name:	Law Wai Fan
Title:	President and Chief Executive Officer (principal executive officer)

By:	/s/ Cheng Kin Ning
Name:	Cheng Kin Ning
Title:	Chief Financial Officer (principal accounting officer and principal financial officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Law Wai Fan, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Eason Education Kingdom Holdings, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: August 4, 2016	By:	/s/ Law Wai Fan
	Name:	Law Wai Fan
	Title:	President and Chief Executive Officer (principal executive officer)

Dated: August 4, 2016	By:	/s/ Cheng Kin Ning
	Name:	Cheng Kin Ning
	Title:	Chief Financial Officer (principal accounting officer and principal financial officer)

Dated: August 4, 2016	By:	/s/ Chu Kin Hon
	Name:	Chu Kin Hon
	Title:	Director

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Exhibit Index

Number	Description
3.1.1	Articles of Incorporation, dated July 1, 1999 (1)
3.1.2	Amended and Restated Articles of Incorporation, dated December 9, 2010 (2)
3.2	Bylaws (3)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC
14.1	Code of Ethics (4)
23.1	Consent of DCAW (CPA) Limited
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

_______________

(1)	Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-54002), filed with the Securities and Exchange Commission on January 19, 2001.
(2)	Incorporated by reference to the Registrant's Definitive Information Statement on Schedule 14C (File No. 000-52273), filed with the Securities and Exchange Commission on November 17, 2010.
(3)	Incorporated by reference to the Registrant's Annual Report on Form 10-K (File No. 000-52273), filed with the Securities and Exchange Commission on April 17, 2015.
(4)	Incorporated by reference to the Registrant's Annual Report on Form 10-KSB (File No. 000-52273), filed with the Securities and Exchange Commission on April 14, 2006.

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